                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                                                    Percent of        State of
                 Parent                         Subsidiary or Organization           Ownership      Incorporation
                 ------                         --------------------------           ---------      -------------
First Robinson Financial Corporation         First Robinson Savings Bank, N.A.         100%            Federal